FIFTH AMENDMENT TO PURCHASE AGREEMENT
(Scottsburg Healthcare Center)

This Fifth Amendment to Purchase Agreement (Scottsburg Healthcare Center) is made effective as of March , 2104, by and between 1350 N. Todd Drive, LLC, an Indiana limited liability company ("Purchaser") and Wood Moss, LLC, a Georgia limited liability company ("Seller").

Recitals

A.

Seller and Purchaser are parties to that certain Purchase Agreement (Scottsburg Healthcare Center) dated as of October 9, 2008, as amended and assigned to date (as amended, the "Purchase Agreement"), all capitalized terms used herein and not otherwise defined having the meanings ascribed to then in the Purchase Agreement).

B.

The parties wish to further amend the Purchase Agreement as more particularly set forth herein.

Accordingly, in consideration of the terms, conditions and covenants contained in the Purchase Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Purchase Agreement as follows:

1.

Section 2 of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

SECTION 1. Purchase Price. The purchase price for the Property shall be Three Million Six Hundred Thousand and 00/100 Dollars ($3,600,000.00) (the "Purchase Price") to be paid, plus or minus prorations provided herein, in immediately available funds at Closing.

2.

All references in the Purchase Agreement to the terms "Indemnity Escrow Account", "Indemnity Escrow Agent", "Indemnity Escrow Agreement" and "Exhibit "B" are hereby deleted in their entirety.

3.

Section 18(A) of the Purchase Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(A) Seller's Indemnification. Seller will defend, indemnify and hold Purchaser, and all of purchaser's directors, officers, manager, members, shareholders and affiliated (collectively, "Purchaser Parties") harmless against any and in respect of any and all liability, damage, loss, cost, and expenses arising out of or otherwise in respect of: (a) any misrepresentation, breach of warranty, or non-fulfillment of any agreement or covenant contained in this agreement; and (b) any and all actions, suits, proceedings, audits, judgments, costs, and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 18(A),

4.

The Purchase Agreement is unchanged except as specifically set forth herein.

IN  WITNESS WHEREOF, each of the parties has caused this Fifth Amendment to Purchase Agreement (Scottsburg Healthcare Center) to be executed on the day first written above.

PURCHASER:

SELLER:

1350 N. Todd Drive, LLC

Wood Moss, LLC

By:  Moishe Gubin, Manager

By:  /s/ Christopher F. Brogdon, Manager

HNZ W 8 5643_1 . dou2887-53